International Professional Resources (US) Limited Registered in (United States of America) as International Professional Resources (US) Limited Notice to Employee: This is a legal document. Employee is advised to consult with an attorney prior to signing this Agreement. SEPARATION AND TRANSITION AND & RELEASE This is an Agreement between Baker Hughes Company (the “Company”) and Brian Worrell, Workday 245196 (“Employee”). The Company and Employee intend the terms and conditions of this Agreement to govern all issues related to Employee's employment, transition and separation from the Company and its affiliates. 1. Separation Date and Consideration/Other Payments. a. Transition and Separation Date. Employee ceased to serve as the Chief Financial Officer of the Company on November 1, 2022 (the “Transition Date”) and Employee shall be treated as having resigned from all other positions with the Company and its affiliates (other than the Company’s foundation and as an employee of the Company) and will have no executive or officer roles with the Company following the Transition Date and shall instead serve as employee advisor to the Company’s Chairman and Chief Executive Officer until his employment with the Company terminates on May 1, 2023 (the “Anticipated Separation Date”). Unless Employee’s employment terminates earlier than the Anticipated Separation Date upon request by or with the agreement of the Company or upon Employee’s voluntary termination, Employee’s employment will terminate on the Anticipated Separation Date. In the event that Employee’s employment is terminated prior to the Anticipated Separation Date, Employee will immediately cease being entitled to any ongoing payments or benefits as an active employee (except as otherwise provided herein) and the actual date of the termination of Employee’s employment is referred to in this Agreement as the “Actual Separation Date.” Upon the Actual Separation Date, Employee’s employment will terminate and be considered a “separation from service” (as defined in Section 409A (as defined below)), and, unless Employee’s employment terminated prior to the Anticipated Separation Date, Employee will begin to provide consulting services to the Company as an independent contractor as of the Actual Separation Date as contemplated by the Consulting Agreement entered into concurrently with this Agreement (the “Consulting Agreement”); provided, however, that if Employee’s employment is terminated by the Company other than for Cause (as defined in the Baker Hughes Company Executive Severance Program) or by Employee following a material breach of a material term of this Agreement by the Company (after Employee having provided notice of such breach and the Company having thirty (30) days to cure such material breach prior to the effectiveness of such resignation) or upon Employee’s death DocuSign Envelope ID: FEB65331-A9B3-4DFD-B86F-83F58C99D78B Exhibit 10.50

__________ initials or Disability (as defined below) (each a ”Good Leaver Termination”) prior to the Anticipated Separation Date and the Consulting Agreement never becomes effective, Employee shall receive a lump sum payment equal to the Accelerated Consulting Payment set forth in Section 1(e) below. In addition, in the event of a Good Leaver Termination, the Company shall provide Employee with all payments and benefits as if Employee had continued employment through the Anticipated Separation Date. For the purposes of this Agreement, “Disability” means the inability of Employee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. b. Covenants Pending the Actual Separation Date. Following the Transition Date and until the Anticipated Separation Date or, if earlier, the Actual Separation Date, Employee will perform his duties as an advisor to the Company’s Chairman and Chief Executive Officer, or such other duties as may be assigned by the Company’s Chairman and Chief Executive Officer. Employee shall be permitted to perform such services from a location of Employee’s choosing, provided, that (i) the Company shall provide Employee with an office and reasonable administrative support, (ii) Employee shall be available at specified locations at the reasonable request of the Company’s Chairman and Chief Executive Officer (with travel reimbursement to the same extent as provided through the Transition Date) and (iii) Employee shall not perform such services in a jurisdiction that will result in potential additional taxes for the Company. In anticipation of Employee’s termination of employment, Employee also will endeavor to assist in the seamless transition of Employee’s authorities, duties, and responsibilities to Employee’s successor. Until the Actual Separation Date, the Company will pay Employee his regular annual base salary in accordance with the Company’s payroll practices and Employee will continue to be eligible to participate in the Company’s benefit plans, programs and policies in accordance with their provisions (including travel reimbursement and indemnification to the same extent as provided through the Transition Date), as the same may be in effect from time to time, except as otherwise specifically provided in this Agreement, including, without limitation, Employee will not be eligible to receive any long-term incentive awards. The Company shall pay Employee an annual bonus for 2022 at a percentage of Employee’s annual base salary not less favorable than the percentages of target paid to members of the executive leadership team of the Company for 2022 annual bonuses generally (and, for the avoidance of doubt, not based on any single member of the executive leadership team). Such 2022 annual bonus shall be paid to Employee in the event of any Good Leaver Termination prior to the payment date of such 2022 annual bonus. c. Regular Separation Benefits. In consideration for Employee signing and delivering this Agreement, and subject to Section 13 herein, the Company agrees to pay to Employee the following regular separation benefits described in this Section 1(c). So long as Employee signs and does not revoke this Agreement during the revocation period described in 3(c) herein and subject to Section 13 herein, the Company will pay Employee (or Employee’s estate in the event of his death) cash severance benefits and DocuSign Envelope ID: FEB65331-A9B3-4DFD-B86F-83F58C99D78B

__________ initials provide the outplacement services described below. The cash severance benefit is calculated as 18-months base salary plus 1.5 times the greater of (A) the last annual bonus paid prior to Employee’s termination of employment and (B) the average of the last three years of annual bonuses paid to Employee prior to the Anticipated Separation Date. This will be paid gross on the next available payroll cycle following six months after the Actual Separation Date. In addition, subject to the first sentence of this paragraph, Company will pay a nationally recognized outplacement firm of its choice for Unlimited Signature outplacement services to be provided for Employee. Employee will forfeit such services if he does not start them within 30 days following the Actual Separation Date. Furthermore, notwithstanding Employee’s signing of this Agreement, the Company shall pay Employee for all properly submitted expenses pursuant to the applicable Company policies and Employee shall receive all applicable vested benefits under the terms of the Company’s employee benefit plans. d. Enhanced Separation Benefits. In consideration for Employee’s timely signing and delivering the agreement to ratify the release of claims on or within five (5) days following the Actual Separation Date as described in Section 5 herein (the “Ratification Agreement”) and performing services as contemplated in Section 1(b) herein through the Anticipated Separation Date (other than as a result of physical or mental infirmity), unless his employment is terminated pursuant to a Good Leaver Termination or employment terminates by mutual agreement of the Company and Employee, and subject to Sections 13 and 14 herein, the Company agrees to pay to Employee the following enhanced separation benefits described in this Section 1(d) herein so long as Employee signs and does not revoke this Agreement during the Ratification Agreement revocation period described in the Ratification Agreement: i. Enhanced Long Term Incentives Vesting. The Company will accelerate the vesting of Employee’s 2022 restricted stock unit award(s) (and for the avoidance of doubt, not performance share unit award(s)) that were granted in January 2022 or thereafter under the Baker Hughes Company 2021 Long-Term Incentive Plan (the “Post- 2022 RSUs”) to vest upon the Anticipated Separation Date or, if earlier, the Actual Separation Date. For the avoidance of doubt, any vesting/payment in relation to a Change in Control (as defined in the Company’s 2021 Long-Term Incentive Plan), if a Change in Control occurs prior to the Anticipated Separation Date, shall apply to Employee’s outstanding equity awards. ii. Extended Post-Termination Exercise Period. The Company will provide that the Employee’s vested stock options that are outstanding as of the Actual Separation Date remain outstanding until the current expiration date, notwithstanding any post- DocuSign Envelope ID: FEB65331-A9B3-4DFD-B86F-83F58C99D78B

__________ initials termination exercise period set forth in the applicable award agreement or equity plan. iii. STIP Payment. The Company will exercise its discretion under the Baker Hughes Company Executive Officer Short Term Incentive Compensation Plan (the “STIP”) such that, subject to the terms of the STIP, at the same time as other participants are paid under the STIP, Employee will be paid a pro-rated award under the STIP for the performance period in which occurs the Actual Separation Date (provided, that, solely in the event of a Good Leaver Termination and if the Actual Separation Date occurs in 2022, the 2022 STIP award shall not be pro-rated and if the Actual Separation Date occurs in 2023, Employee shall be treated as having been employed through April 30, 2023) based upon the available quarterly performance results during the performance period. Employee will not be eligible for any further payments under the STIP. iv. Continued Participation in Company Benefit Plans: Subject to the terms and conditions of the applicable health and welfare benefit plan and applicable law, Employee shall continue to participate in the Company’s health and welfare benefit plans for the six month period immediately following the Actual Separation Date as if Employee had remained employed during such six month period. Premiums will be fully paid by the Company. v. Tax Equalization. The Company shall provide for tax equalization for the UK in accordance with the Tax Equalization Exhibit set forth on Exhibit A hereto. Employee acknowledges these enhanced separation benefits are benefits to which Employee is not otherwise entitled pursuant to any agreement, or under any policy or practice of the Company. e. Accelerated Consulting Payment. Subject to Employee signing and not revoking this Agreement during the revocation period described in 3(c) herein, in the event that Employee’s employment is terminated as a result of a Good Leaver Termination or employment terminates by mutual agreement of the Company and Employee following the Transition Date and prior to the Anticipated Separation Date and the consulting period under the Consulting Agreement never commences, the Company shall pay Employee a lump sum payment equal to $600,000 (less applicable withholding) that is payable, subject to Section 13 of this Agreement, within sixty (60) days of such termination of employment. For the avoidance of doubt, if the consulting period under the Consulting Agreement commences, Employee shall not have any rights pursuant to this Section 1(e). DocuSign Envelope ID: FEB65331-A9B3-4DFD-B86F-83F58C99D78B

__________ initials f. Paid Time Off. Employee understands and agrees that the consideration provided in this Agreement includes any paid time off and that Employee will not receive any payment for unused or accrued paid time off of any kind. g. Long-Term Incentives. Except as specified in Section 1(d), long-term incentive awards previously granted under Baker Hughes programs shall be governed by the terms of the applicable award agreements and the applicable long-term incentive programs. Employee will not be granted any additional long-term incentive awards following the Effective Date of this Agreement and outstanding long-term incentive awards shall be treated in accordance with their existing terms as described on Exhibit B hereto. Subject to Section 13, the settlement of any prorated long-term incentive awards shall occur on a date that is six months after the Actual Separation Date. h. Legal Fees. Employee shall be entitled to be reimbursed by the Company for the reasonable legal fees and expenses incurred in connection with negotiating and documenting this Agreement, subject to (x) the Company receiving customary back-up documentation regarding such fees and expenses and (y) an aggregate cap (including legal fees and expenses) of $5,000. 2. Employee Acknowledgments and Representations. Employee acknowledges, represents and agrees as follows: a. Receipt of Wages and Benefits. Except as stated above, Employee agrees that Employee has received all wages and compensation, including but not limited to overtime compensation, due to Employee. Employee is not entitled to any other payments of any kind, including to the payments and benefits Employee is receiving under this Agreement, except as a result of Employee’s agreement to the terms herein. Employee agrees that those payments and benefits are sufficient consideration for this Agreement. b. IMPORTANT NOTICE REGARDING RELEASE OF CLAIMS OF AGE DISCRIMINATION. Employee acknowledges that Employee knowingly and voluntarily enters into this Agreement with the purpose of waiving and releasing any age discrimination claims Employee may have under the Age Discrimination in Employment Act (“ADEA”), including the Older Workers Benefit Protection Act (“OWBPA”), and Employee acknowledges and agrees that: i. this Agreement is written in a manner in which Employee fully understands; ii. Employee specifically waives any rights or claims arising under the ADEA; iii. Employee’s agreement to all of the terms set forth in this Agreement is knowing and voluntary; DocuSign Envelope ID: FEB65331-A9B3-4DFD-B86F-83F58C99D78B

__________ initials iv. Employee is not waiving rights or claims under the ADEA that may arise after the date this Agreement is executed; v. the rights and claims waived in this Agreement are in exchange for consideration over and above anything to which Employee is already entitled; and vi. Employee has been and is hereby advised in writing to consult with an attorney prior to executing this Agreement, and has, in fact, had an opportunity to do so. vii. as required pursuant to the OWBPA, Employee is being provided with information in Attachment 1 to this Agreement regarding which employees are eligible for severance benefits. c. Time to Review & Revoke. i. Employee has been given a period of up to Forty-Five (45) calendar days, if desired, within which to consider this Agreement and, in the event Employee decides to execute this Agreement in fewer than Forty-Five (45) calendar days, Employee acknowledges that he has done so with the express understanding he has been given and declined the opportunity to consider this Agreement for a full Forty- Five (45) calendar days. Employee further acknowledges that his decision to sign the Agreement in fewer than Forty-Five (45) calendar days was not induced by the Company through fraud, misrepresentation, or a threat to withdraw or alter the offer prior to the expiration of the Forty-Five (45) days’ time period. Employee agrees with the Company that changes, whether material or immaterial, do not restart the running of Forty-Five (45) days consideration period. ii. Employee has the right to revoke this waiver and release of any claims under the ADEA covered by this Agreement within 7 calendar days from the date Employee executes this Agreement. This Agreement shall not be effective until such 7-day revocation period has expired without Employee having exercised these revocation rights. Thus, this Agreement will become final, binding and enforceable on the eighth (8th) calendar day after Employee executes and delivers this Agreement to the Company (the “Effective Date”), provided it has not been duly revoked in accordance with the terms herein. Notice of revocation must be made in writing by Employee and received by the Company within seven (7) calendar days from the date Employee executes this Agreement. In order to constitute notice of acceptance and/or revocation hereunder, such notice must be delivered to: Victor V. Wright, Vice President, Labor and Employment Law Baker Hughes Company 17021 Aldine Westfield Rd. Houston, Texas 77073 victor.wright@bakerhughes.com DocuSign Envelope ID: FEB65331-A9B3-4DFD-B86F-83F58C99D78B

__________ initials d. Disclosure of Past and Present Claims. Employee is not aware of (or has already disclosed to the Company) any information Employee has or knows about conduct by the Company or any of the Releasees (as such conduct relates to the Company) that Employee has any reason to believe violates or may violate any domestic or foreign law or regulation or Company policy, or involves or may involve false claims to any applicable jurisdiction. e. Alternative Dispute Resolution. Employee agrees that Employee’s agreement to Solutions or any applicable prior internal Company alternative dispute resolution process (for purposes of this Agreement collectively called “Company ADR”) remains in effect. Employee further agrees to submit to the Company ADR any claims not released by this Agreement and covered by the Company ADR, or any claims that arise after the date Employee signs this Agreement, to the maximum extent permitted by law, including but not limited to, disputes about the Agreement itself. Employee understands Employee is giving up the right to a jury trial for such claims and that all such claims submitted to final and binding arbitration pursuant to the Company ADR will be decided solely by an arbitrator. Employee may ask Manjit Gill (Vice President Total Rewards and Talent Management) (Manjit.Gill@bakerhughes.com) for another copy of the Company ADR process. Without limiting the foregoing, Employee agrees that any claims for benefits under the Baker Hughes Company Executive Severance Program are subject to the arbitration provisions specified in the Baker Hughes Company Executive Severance Program. f. Company’s Reliance on Employee’s Representations. Employee understands that the Company is relying on Employee’s representations and obligations contained in this Agreement, including but not limited to Employee’s Release of Claims. g. Existing Restrictive Covenants. Employee agrees that, in addition to any restrictive covenants set forth herein or in the Consulting Agreement, any existing Non-Solicitation agreement and/or Non-Compete agreement to which Employee is a party shall continue in full force and effect, including Employee’s Confidentiality and Innovation Agreement, signed on July 2, 2017 (Attached as Exhibit D) (as amended, the “ECIA”), as modified by the Offer Letter entered into by Employee, dated June 29, 2017 (the “Offer Letter”). h. No Other Severance Benefits. For the avoidance of doubt, Employee will not be entitled to any other severance benefits and/or payments under the Baker Hughes Company Executive Severance Program or under any other severance program or agreement that are not specified in this Agreement. 3. Confidentiality of this Agreement. Unless compelled by law to do so, Employee has not and will not disclose the fact of, terms and conditions of, or amounts in this Agreement to anyone other than Employee’s spouse, legal or financial advisor, or U.S. governmental officials who seek such information as part of their official duties. Employee may also make disclosures if DocuSign Envelope ID: FEB65331-A9B3-4DFD-B86F-83F58C99D78B

__________ initials required in connection with any legal process between Employee and the Company or any Releasees and may disclose provisions related to restrictive covenants to any potential future employer or business partner. If a third party requests or demands that Employee disclose or produce this Agreement or any terms or conditions in it, Employee will not take any action related to such request or subpoena without, if legally permitted, first notifying the Company and giving it a reasonable opportunity to respond. For the avoidance of doubt, Employee is receiving Enhanced Separation Benefits being offered to him that are beyond the Regular Severance Benefits he would normally be entitled to receive and therefore his confidentiality obligations owed to the Company in keeping this Agreement, and its terms, completely confidential are considered by the Company to be a key and material term that if breached by Employee shall result in the Company having the absolute right, in its discretion, to immediately cancel and revoke payment to Employee of any of the Enhanced Separation Benefits set forth in Section 1(d) of this Agreement, provided, that, any dispute as to such breach shall be subject to the legal process for disputes under this Agreement if disputed by the Employee. This Section 3 does not in any way restrict or impede Employee from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. 4. Release of Claims. In return for the consideration provided by this Agreement, Employee for Employee, and for Employee’s heirs, assigns, and agents, waives and releases all waivable claims of any kind (whether known or unknown, and including those under the Age Discrimination in Employment Act (ADEA)) that Employee may have against Releasees (defined below), which arise from or relate to Employee’s employment and/or the termination of Employee’s employment with the Company (the “Release”). The released/waived claims include, but are not limited to, any and all claims that Releasees discriminated, harassed or retaliated against Employee on the basis of race, color, religion, national origin, sex (including pregnancy), sexual orientation, gender identity/expression, age, disability, veteran status or other characteristic or activity protected by law, violated any Company policies, procedures, covenants or express or implied contracts of any kind, violated any public policy, statutory or common law (including tort), or are in any way obligated to pay Employee damages, expenses, costs or attorneys’ fees in relation to an alleged violation of any waivable local, state or federal law and/or the laws of any other country or jurisdiction, including but not limited to any laws and regulations of the United States and the State of Texas. Releasees are the Company, its predecessors, successors and assigns, their current and former direct and indirect parents, affiliates, subsidiaries, divisions, and related business entities, and their current and former officers, directors, shareholders, employees, agents, representatives DocuSign Envelope ID: FEB65331-A9B3-4DFD-B86F-83F58C99D78B

__________ initials and employee benefit programs (including the trustees, administrators, fiduciaries and insurers of such programs). This Release does not waive any rights or claims that may arise after the date Employee executes this Agreement, or that cannot be lawfully released. This Release does not modify or affect any vested benefits to which Employee may be entitled under the terms of the applicable Plan or any employee benefit plan of the Company or any of its affiliates (or any of Employee’s rights or the Company’s obligations under this Agreement), including Employee’s benefits with respect to the BHGE Supplementary Pension Plan that are described on Exhibit C to this Agreement (“BHGE SPP Benefits”). This Release does not release or waive any claims or rights Employee may have to indemnification and/or directors’ and officers’ liability insurance under the Company’s applicable policies and agreements or require Employee to release any claims which cannot be released under applicable law. This Release is not intended to prevent or discourage Employee from filing a claim or charge or participating in an investigation or proceeding of a governmental agency, including any state or federal fair employment practices agency and law enforcement authorities, but Employee is waiving all rights to monetary, injunctive or other personal relief from the Releasees that may result from that process to the maximum extent permitted by law; provided however that this waiver shall not apply to participation in any investigation or proceeding conducted by the U.S. Securities and Exchange Commission or other agency that precludes such a waiver. Employee also understands that this Release does not prohibit Employee from discussing Employee’s compensation with others; or reporting conduct to, providing truthful information to, or participating in any investigation or proceeding conducted by any federal or state government agency or self-regulatory organization. Employee acknowledges that his place of employment is the United States. Employee agrees to release any and all claims that are releasable and waivable under the laws of the United Kingdom, subject to the same qualifications and exceptions as set forth above. Employee further acknowledges and agrees that the severance payment as described in item 1(c) is payment in full of any and all obligations the Company may have to Employee under any and all laws and/or contracts of the United Kingdom, including, without limitation, any notice, garden leave or other separation or severance related benefits or payments. Employee agrees that on or immediately (within five (5) days) after the Actual Separation Date, Employee will execute a Ratification Agreement (in the form of the RATIFICATION AGREEMENT EXHIBIT) covering the period from the Effective Date of this Agreement to the Actual Separation Date and agrees that all the covenants that relate to the Company’s obligations on or after the Actual Separation Date (including the payment of the consideration hereunder) will be contingent on Employee’s execution of the Ratification Agreement. The Company hereby acknowledges that, as of the date of this Agreement, its board of directors and Chief Executive Officer do not have any knowledge of any claims that the Company or any of its affiliates would have against Employee as of the date hereof. DocuSign Envelope ID: FEB65331-A9B3-4DFD-B86F-83F58C99D78B

__________ initials 5. Employee’s Availability. Employee agrees to make himself reasonably available to the Company to respond to requests for information related to Employee’s employment with the Company. Employee will cooperate with the Company in connection with existing or future litigation or investigations brought by or against the Company or any of its affiliates whether administrative, civil or criminal in nature including making himself available for consultation, document review and live testimony if requested by Company, subject to Employee’s business and personal commitments. The Company will reimburse Employee for reasonable out-of- pocket expenses that Employee incurs directly as a result of such cooperation including reasonable travel and related expenses based on substantially the same parameters as would be applicable as of the Anticipated Separation Date (and reasonable legal fees incurred by independent counsel in connection with such cooperation if Employee in good faith believes such independent counsel to be appropriate and subject to the reasonable approval of the Company’s Chief Legal Officer). Employee shall not be required to cooperate against Employer’s own legal interests. In addition to the immediately following paragraph, employee shall continue to be covered by the applicable indemnification agreement. In the event Employee is named personally as a defendant in any lawsuit involving actions Employee may have taken during the course of Employee’s employment, which were reasonable, in the scope of Employee’s job duties, and not in violation of any Company policies and/or any Company practices and procedures, the Company will, consistent with applicable laws and Company policies and practices, provide Employee with reasonable legal defenses in any such lawsuit. 6. Non-Disparagement. Employee agrees, subject to any obligations that he may have under applicable law, that Employee will not make or cause to be made any statements or take any actions that disparage or in any way damage the reputation of the Company or any of its affiliates, subsidiaries, officers, directors or employees. The Company agrees that it shall use reasonable efforts to cause the executive officers and directors of the Company to not make or cause to be made any statements or take any actions that disparage or in any way damage the reputation of Employee and the Company shall not issue any official public statements that disparage or in any way damage the reputation of Employee. The parties understand that nothing in this section prevents either party from disclosing or making statements, of any nature, regarding possible violations of law or regulation to government agencies or authorities. Further, this Section 6 does not in any way restrict or impede either party from exercising protected rights to the extent that such rights cannot be waived by agreement (or from engaging in legal process with the other party or its affiliates) or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. In addition, either party may make truthful statements to rebut or correct false or misleading statements made about such party. DocuSign Envelope ID: FEB65331-A9B3-4DFD-B86F-83F58C99D78B

__________ initials 7. Future Employment. The Company is not obligated to offer employment to Employee (or to accept services or the performance of work from Employee directly or indirectly) now or in the future. 8. Return of Company Property; Final Expense Report. Employee agrees that he has, or will have, as of the Actual Separation Date, returned to the Company all Company property or equipment in his possession, including but not limited to: any documents (whether in electronic or hard copy), computer, computer related hardware, external data storage or other memory device, phone, tablet, printer, scanner, credit card, keys, and security badge assigned to Employee (other than de minimis items); provided, however, that Employee may retain certain property until the end of the Consulting Period set forth in the Consulting Agreement that the parties expressly agree are essential to Employee providing the consulting services as contemplated by the Consulting Agreement. The Company shall cause Employee’s two (2) mobile numbers to be transferred to Employee as soon as practicable following the Actual Separation Date in accordance with Company practice. Employee also agrees that Employee has, or will have, as of the Actual Separation Date, returned all documents and other written materials, computer programs, and any other confidential and proprietary information of the Company and any other items which, by their nature, are for use of the Company’s employees only, other than any such documents, materials, programs or other information that the parties expressly agree are essential to Employee providing the consulting services. Other than in the normal course of performing his duties for the Company, Employee has not provided any of the Company’s confidential and proprietary information to any other person or entity, nor does any other person or entity possess any of the Company’s confidential and proprietary information as a result of any actions or inactions by Employee. Employee further acknowledges that Employee has received no permission, either written or oral, to retain any such materials, programs, information or items referenced in this Section 8. Employee agrees that, as of the Actual Separation Date Employee will have submitted the appropriate T&E expense reports for any expenses on Employee’s corporate credit card. Notwithstanding the foregoing, Employee shall be permitted to retain his calendar, contacts and personal correspondence and any information or documentation reasonably needed for Employee to prepare his personal tax returns. The parties agree that Employee shall provide the appropriate personnel of the Company with access to his records to confirm that Employee only retains the information provided in the foregoing sentence. 9. Confidential Information. Employee acknowledges that Employee received Confidential and Proprietary information during the course of Employee’s employment with the Company. Employee represents that Employee has not and will not copy, transfer or take any of the Company’s Confidential Information to any external storage device, external personal email DocuSign Envelope ID: FEB65331-A9B3-4DFD-B86F-83F58C99D78B

__________ initials or disclose in any other manner without written approval by the Company’s Chief Human Resources Officer. The Company’s Confidential Information includes but is not limited to documents and data containing work product that Employee or others prepared for the Company during Employee’s employment. Confidential Information does not include materials of a solely personal or social nature or documents that relate to Company provided compensation or benefits received by Employee or his dependents. If Employee has any questions regarding what Employee can/cannot copy, transfer or take, Employee will raise those questions to Manjit Gill (Manjit.gill@bakerhughes.com) prior to signing this Agreement. If Employee has previously copied, transferred or taken Confidential Information, Employee will tell the Company, permit the Company to retrieve such information in a forensically sound manner, and allow and/or assist the Company, or its designee, to permanently delete the data from Employee’s personal computer or other storage. Employee understands that nothing herein prevents Employee from disclosing a trade secret or other confidential and proprietary information of the Company (“Confidential Information”) when reporting, in confidence, potential violations of law or regulation to U.S. government authorities, including but not limited to the Department of Justice and the Securities and Exchange Commission, or to a U.S. court or as otherwise required by applicable law. 10. Non-Solicitation. Employee agrees and reaffirms that this Agreement does not, supersede, revoke, or cancel Employee’s obligations to the Company under any preexisting agreements, including but not limited to the ECIA, or any other applicable employment agreement containing intellectual property assignment, confidentiality, non-competition and/or non- solicitation provisions; that such agreements shall survive Employee’s Actual Separation Date; and Employee shall not breach such obligations. Without limiting the foregoing, Employee agrees that up until the Actual Separation Date and continuing for one year (12 months) following the Actual Separation Date, Employee will not, without the prior written approval from Manjit Gill (Vice President Total Rewards and Talent Management), directly or indirectly (a) encourage or attempt to encourage (or assist another in encouraging or attempting to encourage) any of the Company or its affiliates’ employees, contractors, consultants, suppliers, or vendors to terminate their relationship with the Company or its affiliates; or (b) solicit or contact for employment, engagement, or hire (or assist another in those activities) any of the Company’s employees or exclusive contractors. This paragraph shall not prohibit (x) general advertisements not focused specifically on the employees, contractors, consultants, suppliers, or vendors of the Company or its affiliates or (y) Employee from providing a personal reference at the request of an employee or consultant for potential employment or service at an entity that Employee is in no way affiliated with. 11. Agreement Not to Cooperate Against the Company or Any of the Releasees. Except to the extent prohibited by law, Employee agrees that Employee will not voluntarily cooperate in any litigation against the Company or any of the Releasees, arising out of or relating to Employee’s DocuSign Envelope ID: FEB65331-A9B3-4DFD-B86F-83F58C99D78B

__________ initials employment with the Company up to the Actual Separation Date, or invite or suggest subpoenas to any proceeding against the Company or any of the Releasees, excluding cooperation with any governmental entities which is not covered by this paragraph. 12. Breach by Employee. The Company’s obligations to Employee under this Agreement are contingent upon Employee in all material respects fulfilling Employee’s obligations under this Agreement and not incurring a termination of employment with the Company or its affiliates for “Cause” as defined in the Baker Hughes Company Executive Severance Program. Employee acknowledges and agrees that any breach by Employee of the obligations under this Agreement inevitably would cause substantial and irreparable damage to the Company and its subsidiaries, for which money damages may not be an adequate remedy. Accordingly, Employee acknowledges and agrees that the Company will be entitled to an injunction and/or other equitable relief, without the necessity of posting security, to prevent the breach of such obligations. If the Company proves a breach in court or arbitration, Employee shall indemnify and hold the Company harmless from any loss, claim or damage and if Employee breaches the Release, Employee shall pay all reasonable attorneys’ fees, costs and expenses incurred in enforcing its rights under this Agreement as well as repay all compensation and benefits paid as consideration under the terms of this Agreement, except to the extent that such reimbursement is prohibited by law or would result in the invalidation of the release above. If Employee breaches in any material respect any other provision of this Agreement and such breach is not cured within 30 days following Employee’s receipt of written notice from the Company, the Company may cease making severance payments under this Agreement. 13. Compliance with Section 409A of the Internal Revenue Code. This Agreement is intended to satisfy the requirements of Section 409A of the Internal Revenue Code (and any related guidance issued by the IRS or the Treasury Department) (“Section 409A”), so as to avoid the imposition of any additional taxes, penalties or interest under those rules. Accordingly, the Company will, following consultation with Employee, modify this Agreement to the extent necessary to avoid the imposition of any such additional taxes, penalties or interest; provided, that any such modification shall use all reasonable efforts to maintain the intended economic benefits of this Agreement. In the unlikely event that this need arises, the Company will take reasonable efforts to provide advance written notice to Employee. All payments under this Agreement will be delayed to the extent necessary to comply with the rules in Section 409A(a)(2)(B)(i) (generally requiring a delay of six months after separation from service for certain payments made to top-50 officers determined in accordance with Company rules). 14. Severability of Provisions. If a court or arbitrator holds that any provision in this Agreement is legally invalid or unenforceable, and cannot be modified to be enforceable, the affected provision will be stricken from the Agreement and the remaining terms of the Agreement and its enforceability shall remain unaffected. DocuSign Envelope ID: FEB65331-A9B3-4DFD-B86F-83F58C99D78B

__________ initials 15. Benefit Plans. The Company reserves the right to terminate, amend, suspend, replace or modify any of its benefit plans and compensation programs at any time and for any reason, and Employee will be subject to any such termination, amendment, suspension, replacement, or modification; provided, that, Employee shall be treated no less favorably than other similarly situated executives or former executives of the Company. If a plan or program is terminated, Employee will not receive any further benefits under that plan/program, other than payment for benefits for services or coverages incurred before it was terminated. This paragraph shall not alter any vested benefits to which Employee may be entitled under the terms of the Plans in which Employee is vested, including the BHGE SPP Benefits. 16. Entire Agreement. This Agreement, together with the Consulting Agreement, the ECIA and, to the extent applicable, the Offer Letter, sets forth the entire agreement and understanding between the parties. The parties agree they have not relied on any oral statements that are not included in this Agreement. Except for as set forth herein, this Agreement supersedes all prior agreements and understandings concerning the subject matter of this Agreement, other than as described in this Agreement. Any modifications to this Agreement must be in writing, must reference this Agreement, and must be signed by Employee and an authorized employee or agent of the Company. The agreement becomes binding upon the signature of all parties. 17. Applicable Law. This Agreement shall be construed, interpreted and applied in accordance with the law of the State of Texas. 18. Unemployment Compensation. Nothing in this Agreement is intended to affect Employee’s ability to seek Unemployment Insurance (UI). The Company will provide accurate information in response to requests related to Employee’s application for UI benefits regarding the terms of Employee’s separation from the Company. 19. Tax Withholdings. All payments made pursuant to this Agreement are subject to all applicable tax withholdings and other deductions (to the extent such other deductions would not constitute accelerations of payment under Section 409A). 20. Format. Employee and the Company agree that a facsimile (“fax”), photographic, or electronic copy of this Agreement shall be as valid as the original. 21. Human Capital & Compensation Committee. As Employee is a current member of the Company’s Executive Leadership Team, this Agreement is subject to the final review and approval of the Company’s Human Capital & Compensation Committee prior to becoming effective and binding on the parties to this Agreement, which has occurred. DocuSign Envelope ID: FEB65331-A9B3-4DFD-B86F-83F58C99D78B

International Professional Resources (US) Limited Registered in (United States of America) as International Professional Resources (US) Limited I acknowledge that I understand the above agreement includes the release of all claims. I understand that I am waiving unknown claims and I am doing so voluntarily and intentionally. BRIAN WORRELL BAKER HUGHES COMPANY By:____________________________ By: Manjit Gill Date:__________________________ Date:___________________________ Workday ID: 245196 Workday ID: DocuSign Envelope ID: FEB65331-A9B3-4DFD-B86F-83F58C99D78B 12/2/2022 12/2/2022 293470